UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2006

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

6001 36th Avenue West
Everett, Washington
www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.     On November 16, 2006, our Board of Directors designated the employees eligible to enter into Amended and Restated Change of Control Employment Agreements in the forms approved by our Compensation Committee on November 15, 2006.  The employees designated include our named executive officers and another officer.  The form of Amended and Restated Change of Control Employment Agreement that will be entered into with our Chief Executive Officer, Larry D. Brady, is attached to this Current Report as Exhibit 10.1.  The form of Amended and Restated Change of Control Employment Agreement that will be entered into with our other named executive officers is attached to this Current Report as Exhibit 10.2.  The other named executive officers are Fredric B. Anderson, Kenneth L. Cohen, Janis L. Harwell, Lanny H. Michael and Steven J. Winter.

The new Amended and Restated Change of Control Employment Agreements (collectively, the “New Agreements”) amend and supersede Change of Control Employment Agreements that previously applied to some of our named executive officers (the “Earlier Agreements”).  The New Agreements reduce the amount of severance payable and reduce the benefits extended to the executives.

The following is a brief description of the terms of the forms of the New Agreements and the amounts payable under the New Agreements.  The following description of the New Agreements is qualified in all respects by reference to the New Agreements, which are Exhibit 10.1 and Exhibit 10.2, respectively.  The capitalized terms in the following paragraphs are defined in the New Agreements.

The New Agreements become effective only upon the occurrence of a Change of Control. Absent a Change of Control, the New Agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits.

The New Agreements provide that, for a two-year period after a Change of Control, called the Employment Period, there will be no adverse change in the executive’s position and duties, salary, bonus opportunity, benefits, or location of employment.  Continued coverage under our welfare benefit plans will be provided to an executive during the Employment Period.  Compensation for certain retirement and insurance benefits will also continue.

If, during the Employment Period, any of certain changes occur regarding the executive’s employment (“triggers”), he or she will be entitled to certain financial benefits.  The triggers are: (a) the Company terminates the executive’s employment other than for Cause, or (b) the executive terminates his or her employment (i) for Good Reason (including compensation reductions, demotions, relocation, and excessive travel requirements), or (ii) voluntarily during the 30-day period following the first anniversary of a Change of Control that results in a change in the composition of a majority of our Board of Directors (or, if later, the first anniversary of such change in the composition of the Board), or (iii) in the case of our Chief Executive Officer, voluntarily for any reason within the first twelve months following a Change of Control.

The financial benefits following a trigger are payment of accrued but unpaid salary and a pro rata portion of the executive’s target bonus and a lump-sum severance payment equal to a multiple of the sum of the executive’s Annual Base Salary and Annual Bonus.  Mr. Brady’s severance payment would be three times the sum of his Annual Base Salary and Annual Bonus.  The other executives’ severance payment would be two times the sum of his or her Annual Base Salary and Annual Bonus.

If any amounts payable or paid under a New Agreement are characterized as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code 1986 and cause the applicability of an excise tax, a provision of the New Agreements reduces the payments payable to an amount that will not trigger the excise tax, unless the net after-tax benefit of making the full payment exceeds the net after-tax benefit of reducing the payment.

In the event of termination of employment by reason of Death or Disability or for Cause, the New Agreement terminates, and our sole obligation is to pay any amounts previously accrued under that New Agreement.

Under the Earlier Agreements, certain executives in addition to Mr. Brady would have received a lump sum payment of three times their Annual Base Salary and Annual Bonus.  The New Agreements reduce the multiple for those other executives from three to  two times their Annual Base Salary and Annual Bonus.  In addition, the Earlier Agreements contained a “gross-up” provision requiring additional payments to the executives so that after the payment of all income and excise taxes, the executive would be in the same after-tax position as if no federal excise tax had been imposed.  The New Agreements eliminate this gross-up provision.

Finally, under the Earlier Agreements, the Employment Period for certain executives was three years and the executive was entitled to receive benefits for a three-year period following a trigger.  The New Agreements shorten the Employment Period and benefit period to two years for all executives.

2.     On November 16, 2006, our Board of Directors approved an amendment to the 2002 Director Stock Option and Fee Plan, as previously amended (the “DSOF Plan”), to be effective January 1, 2007.  The following description of the amendments to the amended and restated DSOF Plan (the “Amended DSOF Plan”) is qualified in all respects by reference to the Amended Plan, which is attached to this Current Report as Exhibit 10.3.

The Amended DSOF Plan provides that annual option grants to directors, which are made on the first business day after January 1 of each year, will vest quarterly in four equal installments commencing on the date of grant.  Previously, the DSOF Plan had provided for immediate vesting of all such options.   The Amended DSOF Plan also provides that in the event that, at a time other than the beginning of the year, a person becomes a director, or a director leaves the Board of Directors or joins or leaves a committee thereof, an appropriate adjustment is to be made to the calculation of retainer or per-meeting fees, as the case may be, based upon the time remaining in such year.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
10.1	Form of Amended and Restated Change of Control Employment Agreement applicable to Chief Executive Officer
10.2	Form of Amended and Restated Change of Control Employment Agreement applicable to named executive officers other than the Chief Executive Officer
10.3	2002 Director Stock Option and Fee Plan, as amended and restated effective January 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: November 21, 2006	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President, General Counsel and Corporate Secretary